                                                                 Exhibit 10.1.41



                                    AGREEMENT

                                     BETWEEN

                                   NEVADA BELL

                                       AND

                                    ATI, INC.

                                 EFFECTIVE DATE:

                                      1997

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
              Preface ............................................................................................1
              Recitals ...........................................................................................1

1. Provision of Local Service and Unbundled Elements..............................................................2
2. Term of Agreement; Transitional Support........................................................................3
3. Good Faith Performance.........................................................................................3
4. Option to Obtain Local Services or Network Elements Under Other Agreements.....................................3
5. Responsibility of Each Party...................................................................................3
6. Governmental Compliance........................................................................................4
7. Responsibility For Environmental Contamination.................................................................4
8. Regulatory Matters.............................................................................................5
9. Liability and Indemnity........................................................................................5
10. Audits and Inspections........................................................................................7
11. Performance Standards and Remedies............................................................................8
12. Force Majeure.................................................................................................8
13. Certain State and Local Taxes.................................................................................9
14. Alternative Dispute Resolution................................................................................9
15. Notices.......................................................................................................9
16. Confidentiality and Proprietary Information..................................................................10
17. Branding.....................................................................................................11
18. Miscellaneous................................................................................................12

                                   ATTACHMENTS



Attachment 1               Definitions

Attachment 2               Acronyms

Attachment 3               Alternative Dispute Resolution

Attachment 4               Directory Listing Requirements

Attachment 5               Local Services Resale

Attachment 6               Unbundled Network Elements

Attachment 7               Rights of Way (ROW), Conduits, Pole Attachments

Attachment 8               Pricing

Attachment 9               [Intentionally Omitted]

Attachment 10              Collocation

Attachment 11              Provisioning and Ordering

Attachment 12              Maintenance

Attachment 13              Connectivity Billing and Recording

Attachment 14              Provision of Customer Usage Data

Attachment 15              Local Number Portability and Number Assignment

Attachment 16              Security

Attachment 17              Performance Standards

Attachment 18              Interconnection

                                     PREFACE


                                    AGREEMENT

                  This Agreement, which shall become effective as of the 27th day of October, 1997, is entered into by and between Advanced Telecommunications, Inc., a Minnesota corporation, having an office at 730 2nd Avenue South, Suite 410, Minneapolis, Minnesota, on behalf of itself and its Affiliates (individually and collectively "ATI"), and NEVADA BELL, a Nevada corporation, having an office at 1450 Vassar, Rena, Nevada ("NEVADA").

                                    RECITALS

                  WHEREAS, The Telecommunications Act of 1996 was signed into law on February 8, 1996 (the "Act") and substantially amends the Communications Act of 1934 ; and

                  WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

                  WHEREAS, NEVADA is an Incumbent Local Exchange Carrier; and

                  WHEREAS, NEVADA is willing to sell Unbundled Network Elements and kncillary Functions and additional features, as well as services for resale, on the terms and subject to the conditions of this Agreement; and

                  WHEREAS, ATI is a Telecommunications Carrier and has requested that NEVADA negotiate an Agreement with ATI for the provision of interconnection, Unbundled Network Elements (including Ancillary Functions and additional features), and services pursuant to the Act and in conformance with NEVADA's duties under the Act; and

                  WHEREAS, the Parties have arrived at this Agreement through voluntary negotiations undertaken pursuant to the Act,

                  NOW, THEREFORE, in consideration of the mutual covenants of this Agreement, ATI and NEVADA hereby agree as follows:

                            DEFINITIONS AND ACRONYMS

                  For purposes of this Agreement, certain terms have been defined in Attachment 1 and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. The words "shall" and "will" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party. A defined word intended to convey its special meaning is capitalized when used. Other terms that are capitalized, and not defined in this Agreement, shall have the meaning in the Act, unless the context clearly indicates otherwise. For convenience of reference only, Attachment 2 provides a list of acronyms used throughout this Agreement.

                                           Agreement between NEVADA Bell and ATI


                          GENERAL TERMS AND CONDITIONS

 1.      PROVISION OF LOCAL SERVICE AND UNBUNDLED ELEMENTS

         1.1 This Agreement and its Attachments are subject to the Act, regulations thereunder and relevant FCC and Commission decisions in effect on the Effective Date of this Agreement. The effect on this Agreement of changes in the Act, regulations thereunder and relevant FCC and Commission decisions is set forth in Sections 8.3 and 8.4 of this Agreement.

         1.2 This Agreement, which consists of this statement of General Terms and Conditions, and Attachments 1 through 18, inclusive, sets forth the terms, conditions and prices under which NEVADA agrees to provide to ATI (a) services for resale (hereinafter referred to as "Local Services") and (b) certain Unbundled Network Elements, Ancillary Functions and additional features and (c) other services (hereinafter collectively referred to as "Network Elements") or Combinations of such Local Services, Network Elements, Ancillary Functions and other services for ATI's own use or for resale to others, and for purposes of offering telecommunications services of any kind. This Agreement also sets forth the terms and conditions for the interconnection of ATI's network to NEVADA's network and the reciprocal compensation for the transport and termination of telecommunications traffic. Unless otherwise provided in this Agreement, and except where not technically feasible in a given area, NEVADA will perform all of its obligations hereunder throughout its entire service area where NEVADA is the ILEC, provided; however, that NEVADA is not required, except at ATI's request pursuant to Section 1 .6 of Attachment 6, to provide new Unbundled Network Elements or to install new or improved facilities in areas where they do not currently exist, except as mutually agreed to in writing by the Parties.


         1.3 Subject to this Agreement and its Attachments ,the Network Elements, Ancillary Functions, Combinations, Local Services, or other services provided pursuant to this Agreement may be connected, to other Network Elements, Ancillary Functions, Combinations, Local Services, or other services provided by NEVADA or to any Network Elements, Ancillary Functions, Combinations, Local Services or other services provided by ATI or by any other vendor. Subject to the requirements of this Agreement and its Attachments, ATI may, at any time add, delete, relocate or modify the Network Elements, Ancillary Functions, Local Services, Combinations or other services purchased hereunder.

         1.4 NEVADA will not discontinue any Unbundled Network Element, Ancillary Service or Combination during the term of this Agreement without ATI's consent, except (i) to the extent required by network changes or upgrades, in which event NEVADA will comply with the network disclosure requirements stated in the Act and FCC regulations thereunder; or (ii) if required by a final order of the Court, the FCC or the Commission as a result of remand or appeal of the FCC's order In the Matter of Implementation of Local Competition Provisions of the Telecommunications Act of 1996, Docket 96-98. In the event such a final order allows but does not require discontinuance, NEVADA may, on thirty (30) days written notice, require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required or appropriate to reflect the results of such action. In the event that such new terms are not renegotiated within ninety (90) days after such notice, or if the Parties are unable to agree, either Party may submit the matter to the Alternative Dispute Resolution Process described in Attachment 3.

                                           Agreement between NEVADA Bell and ATI


         1.5 NEVADA will not withdraw any generally available Local Telecommunications Service without providing ATI at least 60 days notice prior to the effective date of such withdrawal. If NEVADA discontinues a Local Service, NEVADA shall either (a) limit the discdhtinuance to new customers and grandfather the service for all ATI resale customers who subscribe to the service as of the date of discontinuance; or (b) offer to ATI for resale an alternative service, having substantially similar capabilities and terms and conditions.

 2.      TERM OF AGREEMENT; TRANSITIONAL SUPPORT

         2.1 This Agreement shall be effective until September 15, 2000, and thereafter the Agreement shall continue in force and effect unless and until a new agreement, addressing all of the terms of this Agreement, becomes effective between the Parties. The Parties agree to commence negotiations, to be conducted pursuant to Section 252 of the Act, on a new agreement no less than six (6) months before the end of the three (3) years after this Agreement becomes effective. In the event that such new terms are not renegotiated within six (6) months after such notice, either Party may submit the matter to the Alternative Dispute Resolution Process described in Attachment 3. NEVADA recognizes that the Network Elements, Ancillary Functions, Combinations, Local Services and other services provided hereunder are vital to ATI and must be continued without interruption, and that ATI may itself provide or retain another vendor to provide such comparable Network Elements, Ancillary Functions, Combinations, Local Services or other services. NEVADA and ATI agree to cooperate in an orderly and efficient transition to ATI or another vendor. NEVADA and ATI further agree to cooperate in effecting the orderly transition to ATI or another vendor such that the level and quality of the Network Elements, Ancillary Functions, Combinations, Local Services, and other services are not degraded and to exercise their best efforts to effect an orderly and efficient transition. ATI shall be responsible for coordinating such transition.

         2.2 Notwithstanding Section 2.1 above, either Party may terminate this Agreement at any time by providing 120-days prior written notice, subject to Section 18.12 of this Agreement.


 3.      GOOD FAITH PERFORMANCE

         In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement), such action shall not be unreasonably delayed, withheld or conditioned.

 4.      OPTION TO OBTAIN LOCAL SERVICES OR NETWORK ELEMENTS UNDER OTHER
         AGREEMENTS

         At ATI's request and pursuant to Section 252 of the Act, regulations thereunder and relevant court decisions, NEVADA shall make available to ATI, without unreasonable delay, any interconnection, service or network element contained in any agreement to which NEVADA is a Party that has been filed and approved by the Commission.

 5.      RESPONSIBILITY OF EACH PARTY

         Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with

                                           Agreement between NEVADA Bell and ATI


         social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to create or assume control over at Work Locations or, (ii)
         Waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, and agents during the performance of that Party's obligations hereunder.

 6.      GOVERNMENTAL COMPLIANCE

         ATI and NEVADA each shall comply at its own expense with all Applicable Law that relates to (i) its obligations under or activities in connection with this Agreement; or (ii) its activities undertaken at, in connection with or relating to Work Locations. ATI and NEVADA each agree to indemnify, defend (at the other Party's request) and save harmless the other, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) its failure or the failure of its contractors or agents to so comply or (ii) any activity, duty or status of it or its contractors or agents that triggers any legal obligation to investigate or remediate environmental contamination. NEVADA will be solely responsible for obtaining from governmental authorities, building owners, other carriers, and any other persons or entities, all rights and privileges (including, but not limited to, space and power), which are necessary for NEVADA to provide the Network Elements, Ancillary Functions, Combinations, Local Services and other services pursuant to this Agreement. To the extent necessary, ATI will cooperate with NEVADA in obtaining such rights and privileges.

 7.      RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

          7.1 ATI shall in no event be liable to NEVADA for any costs whatsoever resulting from the presence or release of any environmental hazard that ATI did not introduce to the affected work location, provided that activities of ATI or its agents did not cause or contribute to a release. NEVADA shall indemnify, defend (at ATI's request) and hold harmless ATI, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any environmental hazard that NEVADA, its contractors or agents introduce to the work locations or (ii) the presence or release of any environmental hazard for which NEVADA is responsible under applicable law.

         7.2 NEVADA shall in no event be liable to ATI for any costs whatsoever resulting from the presence or release of any environmental hazard that NEVADA did not introduce to the affected work location, provided that actions of NEVADA or its agents did not cause or contribute to a release. ATI shall indemnify, defend (at NEVADA's request) and hold harmless NEVADA, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from
                  (i) any environmental hazard that ATI, its contractors or agents introduce to the work locations or (ii) the presence or release of any environmental hazard for which ATI is responsible under applicable law.

                                           Agreement between NEVADA Bell and ATI


 8.      RECIULATORV MATTERS

         8.1 NEVADA shall be responsible for obtaining and keeping in effect all FCC, Commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. ATI shall be responsible for obtaining and keeping in effect all FCC, Commission, franchise authority and other regulatory approvals that may be required in connection with its obligations under this Agreement, and with its offering of services to ATI Customers contemplated by this Agreement. ATI shall reasonably cooperate with NEVADA in obtaining and maintaining any required approvals for which NEVADA is responsible, and NEVADA shall reasonably cooperate with ATI in obtaining and maintaining any required approvals for which ATI is responsible.

          8.2 To the extent that NEVADA is required by any governmental authority to file a tariff or make another similar filing in connection with the performance of any action that would otherwise be governed by this Agreement, the terms of this Agreement shall control, unless this Agreement links a term, condition or price in this Agreement to a specific tariff, in which case the terms of the tariff as modified from time to time will apply. If, subsequent to the effective date of any tariff incorporated by reference into this Agreement, NEVADA is ordered not to file tariffs with the Commission or the FCC, or is permitted not to file tariffs (and elects not to do so), either generally or for specific Network Elements, Ancillary Functions, Combinations, Local Services or other services provided hereunder, the terms and conditions of such tariffs as of the date on which the requirement to file such tariffs was lifted shall, to the degree not inconsistent with this Agreement, be deemed incorporated in this Agreement by reference.

          8.3 In the event that any final and nonappealable legislative, regulatory, judicial or other legal action renders this Agreement or any Attachment hereto inoperable, materially affects any material terms of this Agreement, or materially affects the ability of ATI or NEVADA to perform any material terms of this Agreement, ATI or NEVADA may, on thirty (30) days written notice (delivered not later than 30 days following the date on which such action has become legally binding and has otherwise become final and nonappealable) require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Alternative Dispute Resolution procedures set forth in Section 14 and Attachment 3.

          8.4 The Parties acknowledge that it may be necessary to amend this Agreement and the Attachments hereto from time to time to reflect changes in FCC or Commission decisions, tariffs, rules, and requirements, including changes resulting from judicial review of applicable regulatory decisions. If the Parties are unable to agree on whether and/or how the Agreement and the Attachments should be amended pursuant to this Section 8.4, the dispute shall be referred to the Alternative Dispute Resolution procedures set forth in Section 14 and Attachment 3

 9;      LIABILITY AND INDEMNITY

         9.1 LIABILITIES OF ATI - ATI's liability to NEVADA during any Contract Year resulting from any and all causes, other than as specified in Sections 6, 7, 9.3, and 9.4 shall not exceed the total of any amounts due and owing by ATI to NEVADA under this Agreement during the Contract Year during which such cause accrues or arises.

         9.2 LIABILITIES OF NEVADA - NEVADA's liability to ATI during any Contract Year resulting from any and all causes, other than as specified in Sections 6, 7, 9.3, and 9.4 shall not

                                           Agreement between NEVADA Bell and ATI




         exceed the total of any amounts due and owing by NEVADA to ATI under this Agreement during the Contract Year during which such cause accrues or arises. -

         9.3 NO CONSEQUENTIAL DAMAGES - NEITHER ATI NOR NEVADA SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTIES), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) FROM ANY SUCH CLAIM. NOTHING CONTAINED IN THIS SECTION 9 SHALL LIMIT NEVADA'S OR ATI'S LIABILITY TO THE OTHER FOR (i) WILLFUL OR INTENTIONAL MISCONDUCT (INCLUDING GROSS NEGLIGENCE); (ii) BODILY INJURY, DEATH OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY NEVADA'S OR ATI'S NEGLIGENT ACT OR OMISSION OR THAT OF THEIR RESPECTIVE AGENTS, SUBCONTRACTORS OR EMPLOYEES, NOR SHALL ANYTHING CONTAINED IN THIS SECTION 9 LIMIT THE PARTIES INDEMNIFICATION OBLIGATIONS, AS SPECIFIED BELOW. FOR PURPOSES OF THIS SECTION 9, AMOUNTS DUE AND OWING TO EITHER PARTY SHALL NOT BE CONSIDERED TO BE INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES.

         9.4 OBLICIATION TO INDEMNIFY - Each Party shall, and hereby agrees to, defend at the other's request, indemnify and hold harmless the other Party and each of its officers, directors, employees and agents (each, an "Indemnitee") against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a "Claim") (i) alleging any breach of any representation, warranty or covenant made by such Indemnifying Party (the "Indemnifying Party") in this Agreement, (ii) based upon injuries or damage to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party's actions, breach of Applicable Law, or status or the actions, breach of Applicable Law, or status of its employees, agents and subcontractors, or (iii) for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed (referred to as "Intellectual Property Rights") to the extent that such claim or action arises from the Indemnifying Party's or the Indemnifying Party's Customer's use of the Network Elements, Ancillary Functions, Combinations, Local Services or other services provided under this Agreement.

         9.5 OBLIGATION TO DEFEND: NOTICE: COOPERATION - Whenever a Claim shall arise for indemnification under Section 9.4, the relevant Indemnitee, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnitee of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party.

                                           Agreement between NEVADA Bell and ATI


                  Except as set forth below, such notice to the relevant Indemnitee shall give the Indemnifying Party full authority to defend, adjust, compromise or settle such Claim with respect to which such notice shall have been given, except to the extent that any compromise or settlement shall prejudice the Intellectual Property Rights of the relevant Indemnitees. The Indemnifying Party shall consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights or other rights of any Indemnitee, and the relevant Indemnitee shall have the right to refuse such compromise or settlement and, at the refusing Party's or refusing parties' cost, to take over such defense, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnitee against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also shall be entitled to employ separate counsel for such defense at such Indemnitee's expense. In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense.

 10.      AUDITS AND INSPECTIONS

          10.1 Subject to NEVADA's reasonable security requirements and except as may be otherwise specifically provided in this Agreement, ATI may audit NEVADA's books, records, and other documents once in each Contract Year, for the immediately preceding twelve (12) months, for the purpose of evaluating the accuracy of NEVADA's billing and invoicing for services provided by NEVADA to ATI hereunder. ATI may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof to NEVADA.

         10.2 Subject to ATI's reasonable security requirements and except as may be otherwise specifically provided in this Agreement, NEVADA may audit ATI's books, records, and other documents once in each Contract Year, for the immediately preceding twelve (12) months, for the purpose of evaluating the accuracy of ATI's billing and invoicing for services provided by ATI to NEVADA hereunder. NEVADA may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof to ATI.

         10.3 Each Party shall promptly correct any billing or invoicing errors that are revealed in an audit, including making refund of any overpayment in the form of a credit, or payment of any under payment in the form of a debit, on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results. Any Disputes concerning audit results shall be resolved pursuant to the Alternate Dispute Resolution procedures described in Attachment 3.

         10.4 Each Party shall cooperate fully in any such audit, providing reasonable access to any and all appropriate employees and books, records and other documents reasonably necessary to assess the accuracy of each Party's billing and invoicing.

         10.5 Either Party may audit the other Party's books, records and documents more than once during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in the other Party's favor with an aggregate value, on an annualized

                                           Agreement between NEVADA Bell and ATI



                  basis, of at least two percent (2%) of the amounts payable by the Party being audited under this Agreement during the period covered by the audit.

         10.6 Audits shall be at the requesting Party's expense, subject to reimbursement by the audited Party in the event that an audit finds an adjustment in the charges or in any invoice paid or payable by the requesting Party hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges to the requesting Party under this Agreement during the period covered by the audit.

         10.7 Upon (i) the discovery by a Party of overcharges not previously reimbursed to the other Party or (ii) the resolution of disputed audits, the audited Party shall promptly reimburse the requesting Party the amount of any overpayment, plus interest calculated based on the US Treasury Bill prime rate compounded daily for the number of days from the date of overpayment to and including the date that payment is actually made. In no event, however, shall interest be assessed on any previously assessed or accrued late payment charges.

         10.8 Upon (i) the discovery by either Party of underpayments not previously paid to the other Party, or (ii) the resolution of disputed audits, the audited Party shall promptly pay the other Party the amount of any underpayment, plus interest calculated based on the US Treasury Bill prime rate compounded daily from the date of underpayment to and including the date that payment is actually made.

 11.     PERFORMANCE STANDARDS AND REMEDIES

         11.1 The Parties agree that customer satisfaction is a goal that can only be achieved through cooperation of the Parties. NEVADA agrees to measure performance, as outlined in Attachment 17. The measurements contained in Attachment 17 may change from time to time by mutual agreement of the Parties. NEVADA agrees to provide to ATI a level of service that is at parity with the service NEVADA provides to itself, its affiliates or other, at the same terms and conditions.

         11.2 Within ninety (90) days of the effective date of this Agreement, the Parties will meet to develop and mutually agree to performance and business process improvement procedures.


         11.3 The Parties may amend, modify, delete or add business process improvement procedures by mutual agreement and modification of Attachment 17.


 12.     FORCE MAIEURE

         12.1 Except as otherwise specifically provided in this Agreement, neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of the United States of America or any state, territory or political subdivision thereof, acts of God or a public enemy, fires, floods, labor disputes, freight embargoes, earthquakes, volcanic actions, wars, civil disturbances, or other causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform. Provided, Force Majeure shall not include acts of any Governmental Authority relating to environmental, health or safety conditions at Work Locations. If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition shall give prompt notice to the other Party, and upon cessation of such Force Majeure condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable.

                                           Agreement between NEVADA Bell and ATI



         12.2 Notwithstanding subsection 12.1, preceding, no delay or other failure to perform shall be excused pursuant to this Section:
                  (i) by the acts or omission of a Party's subcontractors, material men, suppliers or other third persons providing products or services to Such Party unless such acts or omissions are themselves the product of a Force Majeure condition, (ii) if the delay or failure relates to environmental, health or safety conditions at Work Locations and, (iii) unless such delay or failure and the consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

 13.     CERTAIN STATE AND LOCAL TAXES

         Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party by mutual written agreement of the Parties, provided, however, that the other Party has not acted in a manner that has materially impaired the ability of the liable Party to contest the tax or the amount of the tax (and interest and penalties, etc.) regardless of whether the impairment was foreseeable. If the other Party has materially impaired the ability of the liable Party to contest the tax or the amount of the tax, the Party causing the impairment shall be liable for the tax (interest and penalties, etc.) caused by the Party's impairment. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party.

 14.     ALTERNATIVE DISPUTE RESOLUTION

         All disputes, claims or disagreements (collectively "Disputes") arising under or related to this Agreement or the breach hereof, except those arising pursuant to Attachment 13, Connectivity Billing and Recording, shall be resolved according to the procedures set forth in Attachment
         3. Disputes involving matters subject to the Connectivity Billing and Recording provisions contained in Attachment 13, shall be resolved in accordance with the Billing Disputes section of Attachment 13. In no event shall the Parties permit the pendency of a Dispute to disrupt service to any ATI or NEVADA Customer contemplated by this Agreement. The foregoing notwithstanding, neither this Section 14 nor Attachment 3 shall be construed to prevent either Party from (a) invoking a remedy required by the Act, FCC, or Commission regulations thereunder or (b) seeking and obtaining temporary equitable remedies, including temporary restraining orders. A request by a Party to a court or a regulatory authority for interim measures or equitable relief shall not be deemed a waiver of the obligation to comply with Attachment 3.

 15.     NOTICES

         Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or delivered by prepaid overnight express service to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact):

         If to ATI:

         David Patterson
         Advanced Telecommunications, Inc.

                                           Agreement between NEVADA Bell and ATI



         730 2nd Avenue South, Suite 410
         Minneapolis, MN 55402

         If to NEVADA:

         James A. Reitzel
         NEVADA Bell
         Vice President
         Network Interconnection
         1450 Vassar Street, Room 200
         Reno, NV 89502

         and

         April Rodewald-Fout
         General Counsel
         Nevada Bell
         645 E. Plumb Ln., Room 132
         Reno, NV 89502

         Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days prior written notice to the other Party in compliance with this Section. Any notice or other communication shall be deemed given when received.

16.      CONFIDENTIALITY AND PROPRIETARY INFORMATION

         16.1 For the purposes of this Agreement, "Confidential Information" means confidential or proprietary technical or business Information given by the Discloser to the Recipient. All information which is disclosed by one Party to the other in connection with this Agreement shall automatically be deemed proprietary to the Discloser and subject to this Agreement, unless otherwise confirmed in writing by the Discloser. In addition, by way of example and not limitation, all orders for Network Elements, Ancillary Functions, Combinations, Local Services or other services placed by ATI pursuant to this Agreement, and information that would constitute Customer Proprietary Network Information of ATI Customer's pursuant to the Act and the rules and regulations of the FCC, and Recorded Usage Data as described in Attachment 14, whether disclosed by ATI to NEVADA or otherwise acquired by NEVADA in the course of the performance of this Agreement, shall be deemed Confidential Information of ATI for all purposes under this Agreement.

         16.2 For a period of five (5) years from the receipt of Confidential Information from the Discloser, except as otherwise specified in this Agreement, the Recipient agrees
                  (a) to use it only for the purpose of performing under this Agreement; (b) to hold it in confidence and disclose it to no one other than its employees having a need to know for the purpose of performing under this Agreement; and (c) to safeguard it from unauthorized use or disclosure with at least the same degree of care with which the Recipient safeguards its own Confidential Information. If the Recipient wishes to disclose the Discloser's Confidential Information to a third party agent or consultant, such disclosure must be mutually agreed to in writing by the Parties to this Agreement, and the agent or consultant must have executed a written agreement of non-disclosure and non-use comparable in scope to the terms of this Section.

         16.3 The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All such copies shall bear the same copyright and proprietary rights notices as are contained on the original.

                                           Agreement between NEVADA Bell and ATI


         16.4 The Recipient agrees to return all Confidential Information in tangible form received from the Discloser, including any copies made by the Recipient, within thirty (30) days after a written request is delivered to the Recipient, or to destroy all such Confidential Information, except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it shall notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

        16.5 The Recipient shall have no obligation to safeguard Confidential Information: (a) which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser; (b) after it becomes publicly known or available through no breach of this Agreement by the Recipient; (c) after it is rightfully acquired by the Recipient free of restrictions on its disclosure; or (d) after it is independently developed by personnel of the Recipient to whom the Discloser's Confidential Information had not been previously disclosed. In addition, either Party shall have the right to disclose Confidential Information to any mediator, arbitrator, state or federal regulatory body, the Department of Justice or any court in the conduct of any mediation, arbitration or approval of this Agreement or in any proceedings concerning the provision of interLATA services by NEVADA. Additionally, the Recipient may disclose Confidential Information if so required by law, a court, or governmental agency, so long as the Discloser has been notified of the requirement promptly after the Recipient becomes aware of the intended disclosure, and so long as the Recipient undertakes all lawful measures to avoid disclosing such information until Discloser has had reasonable time to seek a protective order that covers the Confidential Information to be disclosed.

         16.6 Each Party's obligations to safeguard Confidential Information disclosed prior to expiration or termination of this Agreement shall survive such expiration or termination.


         16.7 Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted under any patent, trademark, or copyright, nor is any such license implied, solely by virtue of the disclosure of any Confidential Information.

         16.8 Each Party agrees that the Discloser would be irreparably injured by a breach of this Agreement by the Recipient or its representatives and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

         16.9 Nothing in this Section 16 shall prevent NEVADA from using Recorded Usage Data for the limited purpose of network planning and management.

 17.     BRANDING

         Services offered by ATI that incorporate Network Elements, Ancillary Functions or Combinations made available to ATI pursuant to this Agreement, and Local Services that ATI offers for resale shall be branded as stated in the Attachments to this Agreement. In no event shall NEVADA personnel installing or repairing ATI Local Service, Network Elements, or Combinations initiate a conversation with the end user customer to market NEVADA product or services. NEVADA personnel shall respond to any inquires from end users or consumers concerning NEVADA's products or services by providing a telephone number to call for information.

                                           Agreement between NEVADA Bell and ATI


                  condition of this Agreement shall be construed as a waiver of such term, right or condition. By entering into this Agreement neither Party waives any right granted to it pursuant to the Act.

         18.9 SEVERABILITY - If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement, unless such construction would be unreasonable. The Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided, however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties shall promptly negotiate a replacement provision or provisions.

         18.10 ENTIRE AGREEMENT - This Agreement, which shall include the Attachments, Appendices and other documents referenced herein, constitutes the entire Agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.

         18.11 DEFINITIONS: The definitions contained in Attachment 1 are meant to accurately describe the meaning accorded the term as required by the Act and as used in this Agreement. In the event of any disagreement between a definition of the term in the Act, in Attachment 1 or any other part of this Agreement (including the Attachments), the definition in the Act shall supersede any definition in the Agreement or Attachments and any specific definition in an Attachment other than Attachment 1 shall supersede the definition in Attachment 1.

         18.12 SURVIVAL OF OBLIGATIONS - Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

         18.13 EXECUTED IN COUNTERPARTS - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.


         18.14 HEADINGS OF NO FORCE OR EFFECT - The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.


                  In witness whereof, the Parties have executed this Agreement through their authorized representatives.

                  NEVADA BELL                                 ATI

     By:                                           By:
        ------------------------------------          --------------------------
             Signature                                         Signature

     Name:  James A. Reitzel                       Name:   Cliff Williams

     Title: Vice President Local Competition       Title:  President - CEO

     Date:    10-1-97                              Date:       10/23/97

                                                           NEVADA - Attachment 1


                                   DEFINITIONS

 1. "Access Tandem Switches" are switches used to connect End Offices to Interexchange Carrier switches. NEVADA's Access Tandem Switch is also used to connect and switch traffic between and among Central Office Switches.

 2. "Act" means the Communications Act of 1934,47 U.S.C. 151 et seq., as amended by the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the Commission.

 3. "Advanced Intelligent Network (AIN) Trigger Capability" is a network functionality that permits specific conditions to be programmed into a switch which, when met, directs the switch to suspend call processing and to receive special instructions for further call handling instructions in order to enable carriers to offer advanced features and services.

 4. "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1 100-CORE which defines the industry standard for message recording.

 5. "Ancillary Functions" are services or facilities that NEVADA offers to ATI so that ATI may obtain and use unbundled Network Elements or NEVADA services to provide telecommunications services to ATI's customers. Ancillary Functions include collocation and rights of way, and may include other services or facilities as mutually agreed to by the Parties.

6. "Applicable Law" shall mean all laws, statutes, common law, regulations, ordinances, codes, rules, guidelines, orders, permits and approvals of any Governmental Authority, including without limitation those relating to the environment, health and safety, which apply or relate to Work Locations or the subject matter of this Agreement.

7. "ATI Customer" means the relationship for a specific service with any business or residential customer to the extent such customer purchases ATI services.

8. "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter that refers to the number transmitted through the network identifying the billing number of the calling party. "ANI" is also used to identify the calling number to 911 PSAPs.

9. "Automatic Location ldentification/(ALI)" means the feature of E911 that displays at the PSAP the address of the calling telephone number. This feature requires a data storage and retrieval system for translating telephone numbers to the associated address. ALI information may include Emergency Service Number (ESN), street address, room or floor, and names of the enforcement, fire and medical agencies with jurisdictional responsibility for the address. The Management System
        (E911) database is used to update the Automatic E911 Location Identification (ALI) databases.

 10. "Automatic Route Selection (ARS)" is a service feature that provides for automatic selection of the most appropriate outbound route for each call based on criteria programmed into the system.

 11. "Busy Line Verification" or "BLV" means a service in which an end user requests an operator to confirm the busy status of a line.

                                                           NEVADA - Attachment 1


 12. "Busy Line Verification and Interrupt" or "BLVI" means a service in which an end user requests an operator to confirm the busy status of a line and requests an interruption of the call.

 13.    "CABS" means the Carrier Access Billing System.

 14. "Calling Party Number (CPN)" means a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

 15. Central Office Switch" or "Central Office" means a switching entity within the public switched telecommunications network, including but not limited to End Office Switches and Tandem Switches. Central Office Switches may be employed as combination End Office/Tandem Switches.

 16. "CLC Operations Handbook" means Sections 16.6 and 16.7 of the CLC Handbook, which address NEVADA's Operations and Administration interfaces for local interconnection and SS7.

 17. "Centralized Message Distribution System (CMDS)" means the transport system that LECs use to exchange outcollect and CABS access messages among each other and other parties connected to CMDS.

 18. "Charge Number" means a CCS signaling parameter that refers to the number transmitted through the network identifying the billing number of the calling party.

 19. "Centrex" means a Telecommunications Service that uses central office switching equipment for call routing to handle direct dialing of calls, and to provide many private branch exchange-like features.

 20. "CLASS (Custom Local Area Signaling Service) and Custom Calling Features" means a grouping of optional enhancements to basic local exchange service that offers special call handling features to end users (e.g., call waiting, call forwarding and automatic redial).

 21.    "Combination" shall have the meaning set forth in 47 C.F.R. Section
        51.315.

 22.    "Commission" means the Public Service Commission of Nevada.

 23. "Common Channel Signaling" or "CCS" means a method of digitally transmitting call set-up and network control data over a special network fully separate from the public switched network elements that carry the actual call. Signaling System 7 (SS7) is the CCS network presently used by telecommunications carriers.

 24.    "Competitive Local Carrier (CLC)" or "Competitive Local Exchange Carrier
        (CLEC)" is a carrier who competes in the provision of local exchange telecommunications service and is not an Incumbent LEC as defined by 47 U.S.C., Section 251 (h) of the Act.

25. "Conduit" means a tube or similar enclosure that may be used to house communication or communications-related power cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more inner ducts. An inner duct means a separate tube or enclosure within a conduit.

 26. "Confidential Information" has the meaning set forth in Section 16.1 of the General Terms and Conditions.

 27. "Contract Year" means a twelve (12) month period during the term of the contract commencing on the Effective Date and each anniversary thereof.

                                                           NEVADA - Attachment I


28. "Control Office" means an exchange carrier center or office designated as its company's single point of contact for the provisioning and maintenance of its portion of interconnection arrangements.

 29. "Cross Connection" means an intra-wire center channel connecting separate pieces of telecommunications equipment

30. "Customer Usage Data" means the local Telecommunications Services usage data of an ATI Customer, measured in minutes, sub-minute increments, message units, or otherwise, that is recorded by NEVADA and forwarded to ATI.

31. "Directory Number Call Forwarding (DNCF)" means an interim form of Service Provider Number Portability (SPNP) which is provided through existing and available call routing and call forwarding capabilities. DNCF will forward calls dialed to an original telephone number to a new telephone number on a multi-path basis. DNCF is not limited to listed directory numbers.

 32. "Discloser" means that Party to this Agreement which has disclosed Confidential Information to the other Party.

 33. "DSX Panel" means a cross-connect bay or panel used for the termination of equipment and facilities operating at digital rates.

 34.    "DS-0" means a digital signal rate of 64 Kilobits per second (kbps).

 35.    "DS-1" means a digital signal rate of 1.544 Megabits Per Second (Mbps).

 36.    "DS-3" means a digital signal rate of 44.736 Mbps.

 37. "E911 Management System (MS)" A system of computer programs used by NEVADA to create store and update the data that provides Selective Routing (SM) and / or Automatic Location Identification (ALI).

38. "E911 Management System Gateway" is a processor that can relieve the host computer (management system) of performing certain tasks, such as message handling, code conversion, error control and application functions.

 39. "E911 Service" is a method of routing 911 calls to a PSAP that uses customer location data in the ALI/DMS to determine the PSAP to which a call should be routed.

 40. "Effective Date" is the date indicated in the Preface on which the Agreement shall become effective.

 41. EISCC" or "Expanded Interconnection Service Cross Connect" means the connection between the collocation Point of Termination (POT) and the unbundled Network Element or interconnection point to a switched or dedicated service in NEVADA's network.

 42. "Electronic File Transfer" means any system or process that utilizes an electronic format and protocol to send or receive data files.

 43. "End Office Switches" are switches from which end users' Exchange services are directly connected and offered.

 44. "Environmental Hazard" means any substance the presence, use, transport, abandonment or disposal of which (i) requires investigation, remediation, compensation, fine or penalty under any Applicable Law (including, without limitation, the Comprehensive Environmental Response

                                                           NEVADA - Attachment 1


        Compensation and Liability Act, Superfund Amendment and Reauthorization Act, Resource Conservation Recovery Act, the Occupational Safety and Health Act and provisions with .similar purposes in applicable foreign, state and local jurisdictions) or (ii) poses risks to human health, safety or the environment (including, without limitation, indoor, outdoor or orbital space environments) and is regulated under any Applicable Law.

 45. `Exchange Message Record" or "EM R" means the standard used for exchange of telecommunications message information among LECs for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-0l 0-200-010 CRIS Exchange Message Record, a Bellcore document which defines industry standards for exchange message records.

 46.    "Exchange Service" is as defined in the Act.

 47.    "FCC" means the Federal Communications Commission.

 48. "First Interconnection Order" means the First Report and Order issued In the Matter of Implementation of the Local Competition provision in the Telecommunications Act of 1996 (CC Docket No. 96-98, FCC 96-325) (released August 8,1996).

 49. "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, or other regulatory, administrative, legislative or judicial authority with jurisdiction.

 50. "ILEC" shall mean "Incumbent Local Exchange Carrier" as defined in the Act.

 51.    "Interconnection" is as described in the Act.

 52. "Interexchange Carrier (IEC or IXC)" means a provider of interexchange telecommunications services.

 53. "Interim Number Portability" or "INP" means the delivery of service provider Number Portability capabilities through the use of switch-based call routing as described in 47 C.F.R. Section 52.7.

 54. "Integrated Services Digital Network" or "ISDN" means a digital switched network service. "Basic Rate ISDN" provides for channelized (2 bearer and 1 data) end-to-end digital connectivity for the transmission of voice or data on either or both bearer channels and packet data on the data channel. "Primary Rate ISDN" provides for 23 bearer and 1 data channels.

 55. "LATA-Wide Terminating Interconnection" means an interconnection arrangement whereby one Party interconnects to a single designated tandem switch of the other Party to terminate local and intraLATA toll. The Party providing such termination will designate the tandem switch where such interconnection is to occur.

 56.    "LEC" shall mean "Local Exchange Carrier" as defined in the Act.

 57. "Line Information Data Base(s) (LIDB)" means one or all, as the context may require, of the Line Information Databases owned individually by ILECs and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by ILECs and other entities. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.

58. "Line Side" refers to End Office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station ~ an ordinary subscriber's telephone station set, a PBX, answering machine, facsimile machine or computer). Line Side connections offer only

                                                           NEVADA - Attachment 1



        those transmission and signal features appropriate for a connection between an End Office and such terminating station.

 59.    "Link" has the meaning set forth in Attachment 6, Section 3.

 60. "Local Calls" are calls that are completed where there is no charge for the completion of the call in NEVADA's serving territory as defined by the Commission.

 61. Local Exchange Routing Guide" or "LERG" means a Bellcore Reference Document used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations, and office functionality.

 62. Local Exchange Traffic" means traffic originated on the network of a LEC in a LATA and completed directly between that LEC's network and the network of another LEC in that same LATA, including intraLATA toll traffic and traffic originated to or terminated from LECs not party to this Agreement. Local Exchange Traffic does not include traffic that is routed to or terminated from the network of an IXC.

 63. "Local Interconnection Trunks/Trunk Groups" are used for the termination of Local Exchange Traffic, using Bellcore Technical Reference GR-317-CORE ("GR-317").

 64.    "Local Loop" shall have the meaning set forth in 47 C.F.R. Section
        51.319(a).

 65. "Local Number Portability (LNP)" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

 66.    "Local Service" has the meaning set forth in Attachment 5, Section 1.1.

 67.    "Loop" has the meaning set forth in Attachment 6, Section 3.

 68. "MECAB" means the Multiple Exchange Carrier Access Billing document prepared under the direction of the Billing Committee of the Ordering and Billing Forum "OBF", which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions (ATIS), Section 23.1 of Part 1. The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access and other connectivity services provided by two or more LECs (including LECs and CLCs), or by one LEC or ATI in two or more states within a single LATA.

 69. "Meet Point Trunks/Trunk Groups (MPTGs)" are used for the joint provision of Switched Access services, utilizing Bellcore Technical References GR-394-CORE ("GR-394") and GR-317 CORE ("GR-317"). MPTGs are those between a local End Office and an Access Tandem as described in FSD 20-24-0000 and 20-24-0300.

 70. "MECOD" means the Multiple Exchange Carriers Ordering and Design Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the OBF, which functions under the auspices of the Carrier Liaison Committee of the ATIS. The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access and other connectivity service which is to be provided by two or more local carriers (including a LEC and a CLC), or by one LEC or CLC in two or more states within a single LATA.

 71. "Mid-Span Meet" means an interconnection between two LEGs whereby each provides its own cable and equipment up to the meet point of the cable facilities. The meet point is the demarcation

                                                           NEVADA - Attachment I


        establishing ownership of and responsibility for each LEC's portion of the transmission facility. -

 72. "911 Service" means a universal telephone number which gives the public direct access to the PSAP. Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the authority designated to receive such calls.

 73.    "Network Element" is as defined in the Act.

 74.    "NEVADA" means Nevada Bell.

 75. "North American Numbering Plan (NANP)" means the system of telephone numbering employed in the United States, Canada, and certain Caribbean countries.

 76. "Numbering Plan Area (NPA)" is also sometimes referred to as an area code and the three digit indicator that is defined by the "A", "B" and "C" digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA. "Geographic NPA" is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A "Non-Geographic NPA," also known as a "Service Access Code" (SAC Code), is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, Toll Free Service NPAs, 700, and 900 are examples of Non-Geographic NPAs.

 77.    "Number Portability" is as defined in the Act.

 78. "NXX", "NXX Code" or "Central Office Code" means the three-digit switch entity indicator that is defined by the "D", "E" and "F" digits of a 10-digit telephone number within the NANP. Each NXX Code contains 10,000 station numbers.

79. "OBF" means the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).

 80. "Originating Line Information (OLI)" is an SS7 Feature Group D signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

 81.    "Party" means either ATI or NEVADA. "Parties" means ATI and NEVADA.

 82. "Percent Local Usage" or "PLU" means a percentage amount that represents the ratio of the local minutes to the sum of local and intraLATA toll minutes sent between the Parties over Local Interconnection Trunks. Directory Assistance, BLV/BLVI, 900, transiting calls from other LECs, WSP traffic and interLATA Switched Access calls are not included in the calculation of PLU.

 83. "Permanent Number Portability (PNP)" means a long-term solution to provide LNP for all customers and all providers consistent with the Act and implementing regulations.

 84.    "Physical Collocation" shall have the meaning set forth in 47 C.F.R.
        Section 51.5.

 85. "Point of Interconnection" or "POI" means a physical location at which the Parties' networks meet for the purpose of establishing interconnection. POls include a number of different technologies and technical interfaces based on the Parties' mutual agreement.

 86. "Pole Attachment" means the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding and transmission cable, and equipment boxes.


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                                                           NEVADA - Attachment 1



 99. "Service Provider Local Number Portability" shall have the same meaning as Number Portability as defined in the Act and FCC regulations thereunder.

 100. "Signal Transfer Point" or "STP" means equipment that performs a packet switching function that routes signaling messages among SSPs, SCPs, Signaling Points (SPs), and other STPs in order to set up calls and to query databases for advanced services.

 101. "Special Construction" shall have the meaning set forth in NEVADA's PSCN Tariff No. A4.2. as of the Effective Date of this Agreement and shall not be subject to change except upon mutual agreement of the Parties (even if the underlying tariff changes), provided that ATI will be treated no less favorably than NEVADA treats its own end-user customers.

102. "Switched Access" service means an offering of access to services or facilities for the purpose of the origination or termination of traffic from or to Exchange Service customers in a given area pursuant to a Switched Access tariff. Switched Access services includes: Feature Group A (FGA), Feature Group B (FGB), Feature Group C (FGC), Feature Group D
        (FGD), Toll Free Service, 700 and 900 access. Switched Access service does not include traffic exchanged between LECs for purposes of local exchange interconnection.

 103. "Switched Access Meet Point Billing" means a billing arrangement used when two or more LECs jointly provide a Switched Access service over Meet Point Trunks, with each LEC receiving an appropriate share of the revenues. The access services will be billed using Switched Access rate structures, and the LEGs will decide whether a single bill or multiple bill will be sent. If the LECs cannot agree, multiple bills will be sent.

 104. "Tandem Switches" are switches that are used to connect and switch trunk circuits between and among Central Office Switches.

 105. "Toll Traffic" means IntraLATA traffic falling outside of the normal free calling area as defined by the Commission.

 106. "Toll Free Service" means service provided with any dialing sequence that invokes toll-free I E., 800-like, service processing. Toll Free Service includes calls to the Toll Free Service 800/888 NPA SAG codes.

 107. "Transit Rate" is the rate that applies to local and toll calls sent between a LEC and a CLC destined for a third-party LEG or CLC.

 108. "Trunk-Side" refers to a Central Office switch connection that is capable of, and has been programmed to treat the circuit as connecting to another switching entity, for example, another Central Office switch. Trunk-Side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

109. "Unbundled Services Cross Connect" or "USCC" is a connection between an unbundled link, which terminates at the distribution frame, and the digital cross connect system, for the purpose of combining an unbundled link and NEVADA unbundled transport when multiplexing is required.

 110.   "Virtual Collocation" shall have the meaning set forth in 47 C.F.R.
        Section 51.5.

 111. "Voluntary Federal Customer Financial Assistance Programs" are Telecommunications Services provided to low-income subscribers, pursuant to requirements established by the appropriate state regulatory body.


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                                                           NEVADA - Attachment 1



 112. "Waste" means all hazardous and non-hazardous substances and materials which are intended to be discarded, scrapped, or recycled, associated with activities ATI or NEVADA or their respective contractors or agents perform at Work Locations. It shall be presumed that all substances or materials associated with such activities, that are not in use or incorporated into structures (including without limitation damaged components or tools, leftovers, containers, garbage, scrap, residues or by-products), except for substances and materials that ATI, NEVADA or their respective contractors or agents intend to use in their original form in connection with similar activities, are Waste. Waste shall not include substances, materials or components incorporated into structures (such as cable routes) even after such components or structure are no longer in current use.

 113. "Wire Center" denotes a building or space within a building which serves as an aggregation point on a given carrier's network, where transmission facilities and circuits are connected or switched. A NEVADA Bell Wire Center can also denote a building in which one or more Central Offices, used for the provision of Exchange Services and access services, are located. However, for purposes of collocation, Wire Genter shall mean those points eligible for such connections as specified in FCC Docket No. 91-141, and rules adopted pursuant thereto, as modified by subsequent FCC decisions.

 114. "Wireless Service Provider or "WSP" means a provider of Commercial Mobile Radio Services (CMRS) ~ cellular service provider, Personal Communications Services provider, or paging service provider.

 115. "Work Locations" means any real estate that ATI or NEVADA, as appropriate, owns, leases or licenses or in which it holds easements or other rights to use, or does use, in connection with this Agreement.